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                                                                    Exhibit 3.12

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

     Evergreen Aviation Services, Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of Evergreen Aviation Services, Co. be amended by changing Article One thereof so that, as amended, said Article shall be and read as follows:

     "1. Name. The name of the corporation is EVERGREEN AVIATION GROUND LOGISTICS ENTERPRISE , INC."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, said Evergreen Aviation Services, Co. has caused this certificate to be signed by Ron Reeser, its President, and attested by Darrell
J. Dwyer, its Secretary, this 14th day of June, 1986.

                                                Evergreen Aviation Services, Co.


                                                By /s/ Ron Reeser
                                                   -----------------------------
                                                   Ron Reeser, President


ATTEST:


By /s/ Darrell J. Dwyer
   -------------------------------
   Darrell. J. Dwyer, Secretary